UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    February 18, 2009
OSI RESTAURANT PARTNERS, LLC
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Basis of Presentation

The information furnished in this Current Report on Form 8-K provides preliminary, unaudited information regarding selected results of OSI Restaurant Partners, LLC (the “Company”) for the quarter ended December 31, 2008.

Generally accepted accounting principles in the United States (“U.S. GAAP”) require management to make estimates and assumptions that affect the amounts reported in the financial statements.  Actual results may vary materially from these estimates and assumptions.  The selected financial results included in this Form 8-K are based on preliminary, unaudited numbers.  Upon completion of the audit of the Company’s fiscal year ended December 31, 2008, the final reported results may reflect changes from the information presented in this Form 8-K and such changes could be material.

The Company plans to file a Current Report on Form 8-K on Monday, February 23, 2009 that will contain additional information regarding the Company’s results for the fourth quarter and year ended December 31, 2008.  Certain of this information will be discussed in the Company’s conference call being held on February 23, 2009 at 11:00 a.m. EST.

The Company’s portfolio of brands consists of Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill, Fleming’s Prime Steakhouse and Wine Bar, Roy’s and Cheeseburger in Paradise restaurants.  The Company’s restaurant system operates in 49 states and 20 countries internationally.

Overview of Preliminary Fourth Quarter 2008 Results

Comparable store sales for the Company’s significant restaurant brands for the quarter ended December 31, 2008 compared to the same quarter in 2007 changed by approximately:

Quarter ended December 31, 2008	Company - owned	Franchise and development joint venture (1)	System-wide
Domestic comparable store sales (stores open 18 months or more)
Outback Steakhouses	-9.1%	-12.3%	-9.5%
Carrabba’s Italian Grills	-7.4%	n/a	-7.4%
Bonefish Grills	-13.8%	-18.3%	-14.0%
Fleming’s Prime Steakhouse and Wine Bars	-19.6%	n/a	-19.6%
_________________
(1)
These sales do not represent sales of OSI Restaurant Partners, LLC and are presented only as an indicator of changes in the Company’s restaurant system, which management believes is important information about the Company’s restaurant brands.

Revenues for the quarter ended December 31, 2008 decreased by 10.2% to $928,332,000 compared with $1,033,954,000 during the same quarter last year.

The Company is not aware of any items that would cause it not to be in compliance with its financial covenants related to the Credit Agreement at December 31, 2008.

Overview of Preliminary Fourth Quarter 2008 Results (continued)

As a result of poor overall economic conditions, declining sales at Company-owned restaurants, reductions in the Company’s projected results for future periods and a challenging environment for the restaurant industry, the Company assessed the recoverability of its goodwill and other indefinite-lived intangible assets and expects to record an aggregate impairment charge of $480,000,000 to $540,000,000 for its domestic and international Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill, and Fleming’s Prime Steakhouse and Wine Bar concepts for the quarter ended December 31, 2008.  This preliminary and unaudited impairment loss is subject to further review and may change materially.

As previously disclosed, during the second quarter of 2008, in connection with the Company’s annual assessment for impairment of goodwill and other indefinite-lived intangible assets, the Company recorded an aggregate goodwill impairment loss of $161,589,000 for the international Outback Steakhouse, Bonefish Grill and Fleming’s Prime Steakhouse and Wine Bar concepts.  The Company also recorded impairment charges of $3,037,000 for the Carrabba’s Italian Grill trade name and $3,462,000 for the Blue Coral Seafood and Spirits trademark.

The Company did not have any goodwill or other indefinite-lived intangible asset impairment losses in 2007.

The Company’s review of the recoverability of goodwill was based primarily upon an analysis of the discounted cash flows of the related reporting units as compared to the carrying values.  The Company also used the discounted cash flow method to determine the fair value of its intangible assets.

Recent Events and Other Information

The Company announced today the commencement of a cash tender offer to purchase the maximum aggregate principal amount of the 10% Senior Notes due June 15, 2015 issued by the Company and OSI Co-Issuer, Inc., a wholly owned subsidiary of the Company, that the Company can purchase for $73,000,000, excluding accrued interest. The tender offer is being made upon the terms and conditions set forth in the Offer to Purchase dated February 18, 2009 and the related Letter of Transmittal and upon the terms and subject to the conditions described therein.  The press release announcing the tender offer is attached as Exhibit 99.1 hereto.  The purpose of the tender offer is to reduce the principal amount of debt outstanding, reduce the related debt service obligations and improve the Company’s financial covenant position under its senior secured credit facilities.

Between November 18, 2008 and November 21, 2008, the Company purchased and extinguished $61,780,000 in aggregate principal amount of its senior notes for $11,711,000 of principal, representing an average of 19.0% of face value, and $2,729,000 of accrued interest.  These purchases were made on the open market.  The Company recorded a gain from the extinguishment of its debt of $48,409,000 for the three months ended December 31, 2008.  The gain was reduced by $1,660,000 for the pro rata portion of unamortized deferred financing fees that related to the extinguished senior notes.  The principal balance of senior notes outstanding at December 31, 2008 and 2007 was $488,220,000 and $550,000,000, respectively.

Recent Events and Other Information (continued)

The Company was the guarantor of an uncollateralized line of credit that matured December 31, 2008 and permitted borrowing of up to $35,000,000 by a limited liability company, T-Bird Nevada, LLC (“T-Bird”), owned by the principal of each of the Company’s California franchisees of Outback Steakhouse restaurants.  T-Bird used proceeds from the line of credit for loans to its affiliates (“T-Bird Loans”) that serve as general partner of 42 franchisee limited partnerships, which currently own and operate 41 Outback Steakhouse restaurants. The funds were ultimately used for the purchase of real estate and construction of buildings to be opened as Outback Steakhouse restaurants and leased to the franchisees limited partnerships.  In January 2009, the Company received notice that an event of default had occurred in connection with the line of credit, as T-Bird failed to pay the outstanding balance of $33,283,000 due on the maturity date.  In February 2009, the Company purchased the note and all related rights from the lender for $33,311,000, which included the principal balance due on maturity and accrued, unpaid interest. The Company consolidates T-Bird and the related T-Bird Loans and, given the circumstances surrounding the event of default, recorded a $33,150,000 reserve for its T-Bird Loan receivables for the quarter ended December 31, 2008. The Company intends to pursue all available remedies against T-Bird and its affiliates.

The Company was a partial guarantor of $68,000,000 in bonds issued by Kentucky Speedway, LLC (“Speedway”).  Speedway is an unconsolidated affiliate in which the Company has a 22.5% equity interest and for which the Company operates catering and concession facilities. At December 31, 2007, the outstanding balance on the bonds was approximately $63,300,000, and the Company’s maximum unconditional guarantee was $17,585,000, of which the Company recognized a liability of $2,495,000 for the estimated fair value of the guarantee.

As the Company previously disclosed in its Quarterly Report on Form 10-Q filed with the SEC on November 14, 2008, Speedway entered into an asset purchase agreement with Speedway Motorsports, Inc., a Delaware corporation, in May 2008.  The sale of Speedway closed December 31, 2008.  In accordance with the terms of the Bond Purchase Agreement executed and effective December 31, 2008 upon the sale of Speedway, the Company was released from its $17,585,000 guarantee.  The Company recorded a $2,495,000 decrease to its guarantee liability and recorded a corresponding decrease to its investment in Speedway at December 31, 2008.

During the fourth quarter of 2008 and the first quarter of 2009, the Company committed an additional $16,395,000 of its working capital revolving credit facility for the issuance of letters of credit.  These include increases in the amount of letters of credit for the insurance companies that underwrite the Company’s workers’ compensation insurance, a letter of credit for the insurance company that underwrites the Company’s bonds for liquor licenses, utilities, liens and construction and letters of credit for energy providers.  As of the date of this report, the Company has total outstanding letters of credit of $69,435,000, which is $5,565,000 below the maximum of $75,000,000 of letters of credit permitted to be issued under the Company’s working capital revolving credit facility.

On December 29, 2008, an action was filed in the United States District Court for the Southern District of Florida seeking confirmation of a purported November 26, 2008 arbitration award against Outback Steakhouse International, L.P. (“Outback International”), an indirect wholly-owned subsidiary of the Company, in the amount of $97,997,450, plus interest from August 7, 2006.  American Restaurants, Inc. v. Outback Steakhouse Int’l, L.P., Case No. 08-23557-CIV-HOEVELER (S.D. Fla.).  The dispute that led to the purported award involved Outback International’s alleged wrongful termination in 1998 of a Restaurant Franchise Agreement (the “Agreement”) entered into in 1996 concerning one restaurant in Argentina.

Recent Events and Other Information (continued)

Outback International believes that the purported arbitration award resulted from a process that materially violated the terms of the Agreement, and that the arbitrator who issued the purported award violated Outback International’s rights to due process.  On December 9, 2008, in accordance with the procedure provided under Argentine law, Outback International filed with the arbitrator a motion seeking leave to file an appeal to nullify the purported award, which has the effect of staying enforcement of the award in Argentina pending the arbitrator's action on the motion.  Outback International intends to contest vigorously in the courts of both Argentina and the United States the validity and enforceability of the purported arbitration award.    Based in part on legal opinions Outback International has received from Argentine counsel, the Company does not expect the arbitration award or the petition seeking its confirmation to have a material adverse effect on the Company’s results of operations, financial condition or cash flows.  However, litigation is inherently uncertain and the ultimate resolution of this matter cannot be guaranteed.

Cautionary Statement

This Form 8-K includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding the Company’s preliminary results, including a preliminary and unaudited goodwill impairment loss, for the three months ended December 31, 2008.  These statements are based on the current expectations of management.  The Company is subject to a number of risks and uncertainties that could cause actual results to differ materially from historical periods and from the forward-looking statements included in this document, including, but not limited to, price and availability of commodities, such as beef, chicken, shrimp, pork, seafood, dairy, potatoes, onions and energy supplies, which are subject to fluctuation and could increase or decrease more than the Company expects; interest rate changes, compliance with debt covenants and the Company’s ability to make debt payments since it is significantly leveraged as a result of the merger transaction on June 14, 2007; inflation; increased labor and insurance costs; changes in consumer tastes and the level of acceptance of the Company's restaurant concepts (including consumer acceptance of price increases); consumer perception of food safety; local, regional, national and international economic conditions; the seasonality of the Company’s business; demographic trends; the cost of advertising and media; government actions and policies; and completion of the audit of the Company’s financial statements for the fiscal year ended December 31, 2008.  Further information on potential factors that could affect the financial results of the Company is included in its Amendment No. 3 to its Registration Statement on Form S-4 filed with the SEC on May 29, 2008 and in its Quarterly Report on Form 10-Q filed with the SEC on November 14, 2008. The Company assumes no obligation to update the information in this Form 8-K, except as required by law.

Item 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press release, dated February 18, 2009, announcing the Company’s commencement of a tender offer for the 10% Senior Notes due 2015 issued by the Company and OSI Co-Issuer, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI RESTAURANT PARTNERS, LLC
(Registrant)

Date: February 18, 2009	By:	/s/ Dirk A. Montgomery
Dirk A. Montgomery
Chief Financial Officer